Preferred Apartment Communities, Inc. Reports Results for First Quarter 2017

Atlanta, GA, May 1, 2017

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we", "our", the "Company" or "Preferred Apartment Communities") today reported results for the quarter ended March 31, 2017. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding.

"Our associates and properties all performed exceptionally well during the first quarter, giving us superb results," said John A. Williams, Preferred Apartment Communities' Chairman and Chief Executive Officer.

Acquisitions of Properties

•	During the first quarter 2017, we acquired the following properties:

Property	Location	Type	Units	Beds

Regents on University	Tempe, AZ	Student housing property	225	640
Broadstone at Citrus Village	Tampa, FL	Multifamily community	296	n/a
Retreat at Greystone	Birmingham, AL	Multifamily community	312	n/a
Founders Village	Williamsburg, VA	Multifamily community	247	n/a
			1,080

Sales of Properties

•
During the first quarter 2017, we sold our Sandstone Creek and Ashford Park multifamily communities located in Kansas City, Kansas and Atlanta, Georgia, respectively, and collected aggregate gross proceeds of $113.6 million. We realized an average annualized return on these two properties of approximately 19.1%.

Financial Highlights

Our operating results are presented below.

	Three months ended March 31,
	2017	2016	% change

Revenues	$66,561,335	$41,735,781	59.5%

Per share data:
Net income (loss) (1)	$0.54	$(0.49)	—

FFO (2)	$0.35	$0.17	105.9%

Core FFO (2)	$0.36	$0.30	20.0%

Dividends (3)	$0.22	$0.1925	14.3%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO and Core FFO are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated.
(3) Per share of Common Stock and Class A Unit outstanding.

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Net income per share for the three months ended March 31, 2017 reflects a realized gain on the sale of Sandstone Creek and Ashford Park of approximately $30.7 million, or $1.14 per share. Funds from operations ("FFO") in 2016 reflect acquisition-related costs of approximately $2.8 million. In 2017, the majority of these type of costs are deferred and amortized over the life of the acquired assets. Core Funds From Operations Attributable to Common Stockholders and Unitholders ("Core FFO") excludes acquisition costs and certain other costs not representative of our ongoing operations.

Real Estate Assets

	Owned as of March 31, 2017	Potential additions from purchase options in real estate loan investment portfolio (1)		Potential total
Multifamily communities:
Properties	25	14		39
Units	8,132	3,861		11,993
Grocery-anchored shopping centers:
Properties	31	1		32
Gross leasable area (square feet)	3,295,491	212,800	(2)	3,508,291
Student housing properties:
Properties	2	8		10
Units	444	1,874		2,318
Beds	1,319	5,693		7,012
Office buildings:
Properties	3	—		3
Rentable square feet	1,093,832	—		1,093,832

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.
(2) Square footage represents area covered by our purchase options and excludes 123,590 square feet owned by the grocery anchor.

•
Our net income per share of $0.54 for the three months ended March 31, 2017 was driven by an aggregate realized gain on the sale of Sandstone Creek and Ashford Park of approximately $30.7 million, or $1.14 per share. The proceeds from one of the properties sold were deposited into a 1031 exchange account to be used for the acquisition of multiple assets in the future. Utilization of a 1031 exchange allowed us to defer the tax liability on the sale of this asset and more efficiently redeploy our capital. All of the proceeds were redeployed by the end of April 2017.

•
For the first quarter 2017, our Core FFO payout ratio to our Common Stockholders and Unitholders was approximately 61.7% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 83.4%. (1)

•
For the first quarter 2017, our Core FFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 59.0% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 66.0%. (1)

•
As of March 31, 2017, our total assets were approximately $2.5 billion compared to approximately $1.5 billion as of March 31, 2016, an increase of approximately $1.0 billion, or approximately 65.6%. This growth was driven primarily by the net addition of 25 real estate properties and an increase of approximately $79.0 million of the funded amount of our real estate loan investment portfolio since March 31, 2016.

•	As of March 31, 2017, the average age of our multifamily communities was approximately 6.9 years, which we believe is among the youngest in the multifamily REIT industry.

•	At March 31, 2017, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 57.3%.

•
Cash flow from operations for the quarter ended March 31, 2017 was approximately $18.3 million, an increase of approximately $4.9 million, or 36.5%, compared to approximately $13.4 million for the quarter ended March 31, 2016.

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(1) We calculate the Core FFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to Core FFO or AFFO, respectively. We calculate the Core FFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and Core FFO or AFFO, respectively. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-14.

Subsequent to Quarter End

•
On April 17, 2017, we declared a quarterly dividend on our Common Stock of $0.235 per share, payable on July 14, 2017 to stockholders of record on June 15, 2017. This is an increase of $0.015 per share or approximately 6.8% over the quarterly dividend of $0.22 per share paid to common stockholders for the first quarter 2017. This also represents an annualized dividend growth rate of 14.8% since our first dividend following our IPO in April 2011.

•
On April 20, 2017, we closed on a loan investment of up to approximately $31.5 million to acquire a 6.5 acre site located in San Jose, California that is currently zoned to provide for up to 551 multifamily units and approximately 37,000 square feet of commercial space.

•	On April 21, 2017 we closed on the acquisition of a 80,018 square foot grocery-anchored shopping center located in Atlanta, Georgia.

•	On April 26, 2017 we closed on the acquisition of a 242-unit multifamily community located in Louisville, Kentucky.

Same Store Operations

The following table presents the percentage change in same store multifamily gross revenues, operating expenses and net operating income for the first quarter 2017 versus 2016. Our same store property operating results exclude any properties that are not comparable for the periods presented. See page S-13 of our Supplemental Financial Data Report for more details on our same store results.

	Year over year growth
	three months ended March 31, 2017 versus 2016
	Total Revenues	Operating Expenses	Net Operating Income

Multifamily	1.4%	(2.4)%	5.0%

Capital Markets Activities

On February 14, 2017, we closed our existing $900 million offering of Units (the "$900 Million Follow-on Offering"), with each Unit consisting of one share of our Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock, after a successful capital raise of $900 million. On the same day, our registration statement on Form S-3 (Registration No. 333-211924) (the “$1.5 Billion Follow-On Registration Statement”) was declared effective by the Securities and Exchange Commission (the “SEC”). This $1.5 Billion Follow-On Registration Statement allows us to offer up to a maximum of 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "$1.5 Billion Unit Offering"). The price per Unit is $1,000, subject to adjustment if a participating broker-dealer reduces its commission. The Units are being offered by our affiliate, Preferred Capital Securities, LLC (“PCS”), on a "reasonable best efforts" basis and we intend to invest substantially all the net proceeds of the $1.5 Billion Unit Offering in connection with the acquisition of multifamily communities, other real estate-related investments and general working capital purposes.
During the first quarter 2017, we issued and sold an aggregate of 76,717 Units from the $900 Million Follow-on Offering and the $1.5 Billion Unit Offering, resulting in gross proceeds of approximately $76.6 million. In addition, during the first quarter 2017, we issued approximately 336,000 shares of Common Stock pursuant to the exercise of warrants issued under our Series A Preferred Stock offerings, resulting in aggregate gross proceeds of approximately $3.8 million.

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Our registration statement on Form S-3 (Registration No. 333-214531) (the “mShares Registration Statement”) allows us to offer up to a maximum of 500,000 shares of Series M Redeemable Preferred Stock (“mShares”), par value $0.01 per share (the “mShares Offering”).  The mShares are being offered by PCS on a "reasonable best efforts" basis. The price per share is $1,000. We intend to invest substantially all the net proceeds of the mShares Offering in connection with the acquisition of multifamily communities, other real estate-related investments and general working capital purposes. During the first quarter 2017, we issued and sold 1,635 mShares resulting in gross proceeds of approximately $1.6 million.
Sales from our offering of up to $150 million of Common Stock from time to time in an "at the market" offering (the "2016 ATM Offering") were immaterial for the first quarter 2017.
Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On February 2, 2017, we declared a quarterly dividend on our Common Stock of $0.22 per share for the first quarter 2017. This represents a 14.3% increase in our common stock dividend from our first quarter 2016 common stock dividend of $0.1925 per share, and an annualized dividend growth rate of 13.3% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The first quarter dividend was paid on April 14, 2017 to all stockholders of record on March 15, 2017. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.22 per unit for the first quarter 2017, which was paid on April 14, 2017 to all Class A Unit holders of record as of March 15, 2017.

Monthly Dividends on Series A Redeemable Preferred Stock

We declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $14.4 million for the quarter ended March 31, 2017 and represents a 6% annual yield.

Conference Call and Supplemental Data

Preferred Apartment Communities will hold its quarterly conference call on Tuesday, May 2, 2017 at 11:00 a.m. Eastern Time to discuss its first quarter 2017 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-(844) 890-1791
International Dial-in Number: 1-(412) 380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, May 2, 2017
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' first quarter conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Audio Archive.

2017 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Effective January 1, 2017, we adopted Accounting Standard Update 2017-01, which requires acquisition costs for asset acquisitions (which we believe our contemplated future acquisitions will be) to be capitalized and amortized rather than expensed as incurred, as was the case under previous guidance. Such activity by nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate widely. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected Core FFO per share to this measure.

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Core FFO per share - We currently project Core FFO to be in the range of $1.40 - $1.48 per share for the full year 2017.
Revenue - We currently project total revenues to be in the range of $285 million - $315 million for the full year 2017.

Core FFO, AFFO and FFO are all calculated after deductions for all preferred stock dividends. A reconciliation of net income (loss) attributable to common stockholders to Core FFO, AFFO and FFO appears on page S-3 of the attached report, as well as on the Company's website and is available using the following link:

http://investors.pacapts.com/download/1Q17_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements.  Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 that was filed with the Securities and Exchange Commission, or SEC, on March 1, 2017, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate.  Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate.  In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, with respect to the mShares Offering and the $1.5 Billion Unit Offering, and JonesTrading Institutional Services LLC, with respect to the 2016 ATM Offering, will arrange to send you a prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The prospectus for the 2016 ATM Offering, dated July 18, 2016, including a base prospectus, dated May 17, 2016, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183216000152/atmprospectus.htm

The final prospectus for the mShares Offering, dated January 19, 2017, can be accessed through the following link:

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https://www.sec.gov/Archives/edgar/data/1481832/000148183217000008/a424prospectus-mshares1.htm

The final prospectus for the $1.5 Billion Unit Offering, dated March 16, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000061/a424prospectus-15bseriesar.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer
Preferred Apartment Communities, Inc.
lsilverstein@pacapts.com
+1-770-818-4147

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PREFERRED APARTMENT COMMUNITIES®

A PUBLICLY TRADED COMPANY (NYSE: APTS)

Q1 | 17

SUPPLEMENTAL FINANCIAL DATA

SOARING

APTS LISTED NYSE

FIRST QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 7

Table of Contents

Consolidated Statements of Operations	S-2
Reconciliation of FFO, Core FFO, and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO, Core FFO, and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-4
Consolidated Balance Sheets	S-5
Consolidated Statements of Cash Flows	S-6
Real Estate Loan Investment Portfolio	S-7
Multifamily Communities	S-8
Capital Expenditures	S-9
Grocery-Anchored Shopping Center Portfolio	S-11
Office Building Portfolio	S-12
Multifamily Same Store Financial Data	S-13
Definitions of Non-GAAP Measures	S-14

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Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three months ended March 31,
	2017	2016
Revenues:
Rental revenues	$45,363,521	$28,255,599
Other property revenues	8,436,111	3,760,083
Interest income on loans and notes receivable	7,947,811	6,942,159
Interest income from related parties	4,813,892	2,777,940
Total revenues	66,561,335	41,735,781

Operating expenses:
Property operating and maintenance	6,538,639	4,021,362
Property salary and benefits reimbursement to related party	3,028,350	2,363,463
Property management fees	1,901,783	1,228,021
Real estate taxes	7,903,801	5,173,441
General and administrative	1,505,510	919,952
Equity compensation to directors and executives	873,102	610,425
Depreciation and amortization	24,826,189	15,346,726
Acquisition and pursuit costs	9,002	2,763,585
Asset management fees to related party	4,512,514	2,766,086
Insurance, professional fees, and other expenses	1,291,404	1,306,981

Total operating expenses	52,390,294	36,500,042
Contingent asset management and general and administrative expense fees	(175,082)	(269,601)

Net operating expenses	52,215,212	36,230,441
Operating income	14,346,123	5,505,340
Interest expense	15,008,703	8,894,830

Net loss before gain on sale of real estate	(662,580)	(3,389,490)

Gain on sale of real estate	30,724,060	—

Net income (loss)	30,061,480	(3,389,490)
Consolidated net (income) loss attributable to non-controlling interests	(999,066)	88,561

Net income (loss) attributable to the Company	29,062,414	(3,300,929)

Dividends declared to Series A preferred stockholders	(14,386,047)	(7,881,735)
Earnings attributable to unvested restricted stock	(1,705)	(1,451)

Net income (loss) attributable to common stockholders	$14,674,662	$(11,184,115)

Net income (loss) per share of Common Stock available to common stockholders,
basic and diluted	$0.54	$(0.49)

Dividends per share declared on Common Stock	$0.22	$0.1925
Weighted average number of shares of Common Stock outstanding,
basic and diluted	26,936,266	22,983,741

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Reconciliation of FFO, Core FFO, and AFFO
to Net Income (Loss) Attributable to Common Stockholders (A)

		Three months ended March 31,
		2017	2016

Net income (loss) attributable to common stockholders (See note 1)		$14,674,662	$(11,184,115)

Less:	Income (loss) attributable to non-controlling interests (See note 2)	999,066	(88,561)
	Gain on sale of real estate	(30,724,060)	—
Add:	Depreciation of real estate assets	18,131,536	11,083,625
	Amortization of acquired real estate intangible assets and deferred leasing costs	6,531,960	4,138,750

FFO		9,613,164	3,949,699

Add:	Acquisition and pursuit costs	9,002	2,763,585
	Loan cost amortization on acquisition term note (See note 3)	26,938	79,833
	Amortization of loan coordination fees paid to the Manager (See note 4)	355,550	107,844
	Costs incurred from extension of management agreement with advisor (See note 5)	—	111,613

Core FFO		10,004,654	7,012,574

Add:	Non-cash equity compensation to directors and executives	873,102	610,425
	Amortization of loan closing costs (See note 6)	797,698	503,530
	Depreciation/amortization of non-real estate assets	162,693	124,351
	Net loan fees received (See note 7)	—	701,369
	Accrued interest income received (See note 8)	2,524,032	4,208,906
Less:	Non-cash loan interest income (See note 7)	(4,298,502)	(3,238,910)
	Cash paid for loan closing costs	—	(4,234)
	Amortization of acquired real estate intangible liabilities (See note 9)	(1,816,630)	(494,232)
	Normally recurring capital expenditures and leasing costs (See note 10)	(845,915)	(487,912)

AFFO		$7,401,132	$8,935,867

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$5,970,658	$4,435,489
	Distributions to Unitholders (See note 2)	198,742	117,395
	Total	$6,169,400	$4,552,884

Common Stock dividends and Unitholder distributions per share		$0.22	$0.1925

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.35	$0.17
Core FFO per weighted average basic share of Common Stock and Unit outstanding		$0.36	$0.30
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.27	$0.38

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	26,936,266	22,983,741
	Class A Units	925,976	616,632
	Common Stock and Class A Units	27,862,242	23,600,373

	Diluted Common Stock and Class A Units (B)	28,785,670	24,192,250

Actual shares of Common Stock outstanding, including 7,749 and 7,536 unvested shares
of restricted Common Stock at March 31, 2017 and 2016, respectively		27,193,122	23,070,562
Actual Class A Units outstanding		903,371	886,520
	Total	28,096,493	23,957,082

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 3.32% weighted average non-controlling interest in the Operating Partnership for the three-month period ended March 31, 2017.

(B) Since our Core FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO, Core FFO and AFFO to Net Loss Attributable to Common Stockholders on page S-4.

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Notes to Reconciliation of FFO, Core FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders

1)
Rental and other property revenues and expenses for the three-month period ended March 31, 2017 include activity for the three multifamily communities and one student housing property acquired during the first quarter 2017 only from their respective dates of acquisition. In addition, the first quarter 2017 period includes a full quarter of activity for the three multifamily communities, 16 grocery-anchored shopping centers, one student housing property and three office buildings acquired during the last three quarters of 2016. Rental and other property revenues and expenses for the three-month period ended March 31, 2016 include activity for the three multifamily communities and one grocery-anchored shopping center only from their respective dates of acquisition during the first quarter 2016.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 903,371 Class A Units as of March 31, 2017. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 3.32% and 2.61% for the three-month periods ended March 31, 2017 and 2016, respectively.

3)
We incurred loan closing costs for the acquisition of the Village at Baldwin Park multifamily community during the first quarter 2016 on our $35 million acquisition term loan facility, or 2016 Term Loan, and on our $11 million term note. These costs were deferred and are being amortized over the lives of the two instruments. The amortization expense of these deferred costs is an additive adjustment in the calculation of Core FFO.

4)
We pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. Loan coordination fees were introduced to replace acquisition fees and to more accurately reflect the administrative effort involved in arranging debt financing for acquired properties. The portion of the loan coordination fees attributable to the financing are amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of Core FFO. At March 31, 2017, aggregate unamortized loan coordination fees were approximately $10.3 million, which will be amortized over a weighted average remaining loan life of approximately 9.5 years.

5)
We incurred legal costs pertaining to the extension of our management agreement with our Manager. The three-year extension was effective as of June 3, 2016. Such costs are an additive adjustment to FFO in our calculation of Core FFO.

6)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our $150 million syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to Core FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At March 31, 2017, aggregate unamortized loan costs were approximately $25.7 million, which will be amortized over a weighted average remaining loan life of approximately 7.9 years.

7)
We receive loan fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received in excess of amortization income, after the payment of acquisition fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from Core FFO in the calculation of AFFO.

8)
The Company records deferred interest revenue on certain of its real estate loans. These adjustments reflect the receipt during the periods presented of interest income which was earned and accrued prior to those periods presented on various real estate loans.

9)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored shopping center assets. At March 31, 2017, the balance of unamortized below-market lease intangibles was approximately $28.7 million, which will be recognized over a weighted average remaining lease period of approximately 9.3 years.

10)
We deduct from Core FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures, which totaled $1,853,419 and $1,593,847 for the three-month periods ended March 31, 2017 and 2016, respectively. This adjustment also deducts from Core FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers.

See Definitions of Non-GAAP Measures beginning on page S-14.

FIRST QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 4

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Real estate
Land	$307,665,224	$299,547,501
Building and improvements	1,590,022,871	1,513,293,760	(1)
Tenant improvements	30,906,412	23,642,361	(1)
Furniture, fixtures, and equipment	143,692,656	126,357,742
Construction in progress	5,539,735	2,645,634
Gross real estate	2,077,826,898	1,965,486,998
Less: accumulated depreciation	(110,332,373)	(103,814,894)
Net real estate	1,967,494,525	1,861,672,104
Real estate loan investments, net of deferred fee income	195,348,980	201,855,604
Real estate loan investments to related parties, net	144,077,171	130,905,464
Total real estate and real estate loan investments, net	2,306,920,676	2,194,433,172

Cash and cash equivalents	13,365,130	12,321,787
Restricted cash	53,448,631	55,392,984
Notes receivable	16,787,881	15,499,699
Note receivable and revolving line of credit due from related party	22,107,866	22,115,976
Accrued interest receivable on real estate loans	23,440,710	21,894,549
Acquired intangible assets, net of amortization	80,480,916	79,156,400
Deferred loan costs on Revolving Line of Credit, net of amortization	1,927,264	1,768,779
Deferred offering costs	3,881,476	2,677,023
Tenant receivables and other assets	22,068,792	15,572,233

Total assets	$2,544,429,342	$2,420,832,602

Liabilities and equity
Liabilities
Mortgage notes payable, principal amount	$1,395,287,423	$1,327,878,112
Less: deferred loan costs, net of amortization	(23,671,268)	(22,007,641)
Mortgage notes payable, net of deferred loan costs	1,371,616,155	1,305,870,471
Revolving line of credit	97,000,000	127,500,000
Term note payable	11,000,000	11,000,000
Less: deferred loan costs, net of amortization	(13,157)	(40,095)
Term note payable, net of deferred loan costs	10,986,843	10,959,905
Real estate loan investment participation obligation	18,295,509	20,761,819
Deferred revenue	9,256,887	—
Accounts payable and accrued expenses	20,299,035	20,814,910
Accrued interest payable	3,387,559	3,541,640
Dividends and partnership distributions payable	10,859,650	10,159,629
Acquired below market lease intangibles, net of amortization	28,694,320	29,774,033
Security deposits and other liabilities	6,772,416	6,189,033
Total liabilities	1,577,168,374	1,535,571,440

Commitments and contingencies
Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050,000 shares authorized; 1,001,572 and 924,855 shares issued; 987,329 and 914,422
shares outstanding at March 31, 2017 and December 31, 2016, respectively	9,873	9,144
Series M Redeemable Preferred Stock, $0.01 par value per share; 500,000 shares authorized; 1,635 and 0 shares issued and outstanding
at March 31, 2017 and December 31, 2016, respectively	16	—
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
27,185,373 and 26,498,192 shares issued and outstanding at
March 31, 2017 and December 31, 2016, respectively	271,854	264,982
Additional paid-in capital	960,681,007	906,737,470
Accumulated earnings (deficit)	5,830,771	(23,231,643)
Total stockholders' equity	966,793,521	883,779,953
Non-controlling interest	467,447	1,481,209
Total equity	967,260,968	885,261,162

Total liabilities and equity	$2,544,429,342	$2,420,832,602
(1) In the Company's Annual Report on Form 10-K for the year ended December 31, 2016, the Company reported an amount of tenant improvements on its acquisition of the Three Ravinia office building that should have been classified as building and improvements. Adjusted amounts are shown here.

FIRST QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 5

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2017	2016
Operating activities:
Net income (loss )	$30,061,480	$(3,389,490)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation expense	18,287,611	11,203,056
Amortization expense	6,538,578	4,143,670
Amortization of above and below market leases	(797,582)	(265,410)
Deferred fee income amortization	(284,064)	(264,197)
Deferred loan cost amortization	1,180,186	691,207
(Increase) in accrued interest income on real estate loans	(1,546,162)	1,075,458
Equity compensation to executives, directors and consultants	873,102	610,425
Other	186,912	(4,616)
Gain on sale of real estate	(30,724,060)	—
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(1,965,423)	(86,020)
(Increase) in tenant lease incentives	(2,912,500)	—
Increase in accounts payable and accrued expenses	(716,461)	(1,267,380)
Increase in accrued interest payable	(63,808)	721,170
Increase in prepaid rents	150,096	113,055
Increase in security deposits and other liabilities	8,686	109,187
Net cash provided by operating activities	18,276,591	13,390,115

Investing activities:
Investment in real estate loans	(16,271,909)	(56,970,287)
Repayments of real estate loans	9,866,000	27,695,229
Notes receivable issued	(1,263,292)	(3,870,191)
Notes receivable repaid	—	9,505,081
Note receivable issued to and draws on line of credit by related party	(7,650,000)	(12,382,910)
Repayments of line of credit by related party	7,553,568	5,508,066
Origination fees received on real estate loans	—	1,403,422
Origination fees paid on real estate loans	—	(701,369)
Acquisition of properties	(138,467,592)	(220,850,440)
Disposition of properties, net	77,793,170	—
Additions to real estate assets - improvements	(3,680,079)	(1,461,711)
Deposits paid on acquisitions	(1,837,695)	(2,644,056)
Decrease in restricted cash	4,449,837	1,808,375
Net cash used in investing activities	(69,507,992)	(252,960,791)

Financing activities:
Proceeds from mortgage notes payable	104,300,000	151,640,000
Payment for mortgage extinguishment	(67,140,689)	(2,185,191)
Payments for deposits and other mortgage loan costs	(3,398,718)	(3,716,469)
Proceeds from real estate loan participants	81,632	67,066
Payments to real estate loan participants	(2,466,500)	—
Proceeds from lines of credit	37,500,000	87,500,000
Payments on lines of credit	(68,000,000)	(105,000,000)
Proceeds from term loan	—	35,000,000
Repayment of the term loan	—	(5,000,000)
Proceeds from sales of Units, net of offering costs and redemptions	68,986,692	90,090,574
Proceeds from sales of Common Stock	186,119	—
Proceeds from exercises of warrants	4,248,574	5,548,468
Common stock dividends paid	(5,740,616)	(4,314,999)
Preferred stock dividends paid	(13,960,568)	(7,391,620)
Distributions to non-controlling interests	(194,957)	(53,241)
Payments for deferred offering costs	(2,126,225)	(350,012)
Net cash provided by financing activities	52,274,744	241,834,576

Net increase (decrease) in cash and cash equivalents	1,043,343	2,263,900
Cash and cash equivalents, beginning of year	12,321,787	2,439,605
Cash and cash equivalents, end of year	$13,365,130	$4,703,505

FIRST QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 6

Real Estate Loan Investments

The following table presents our portfolio of real estate loan investments. The loan balance column lists the drawn amount of each loan as of March 31, 2017. We hold options, but not obligations, to purchase certain of the properties which are partially financed by our real estate loan investments. The option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between 15 and 60 basis points, depending on the loan.

		Total units upon	Loan balance at March 31,	Total loan	Purchase option window
Project/Property	Location	completion (1)	2017 (2)	commitments	Begin	End

Multifamily communities:
Encore	Atlanta, GA	340	$10,958,200	$10,958,200	1/8/2018	5/8/2018
Encore Capital	Atlanta, GA	—	6,933,429	9,758,200	N/A	N/A
Palisades	Northern VA	304	16,541,073	17,270,000	3/1/2018	7/31/2018
Fusion	Irvine, CA	280	50,514,711	59,052,583	1/1/2018	4/1/2018
Green Park	Atlanta, GA	310	13,464,372	13,464,372	11/1/2017	2/28/2018
Summit Crossing III	Atlanta, GA	172	7,246,400	7,246,400	8/1/2017	11/30/2017
Overture	Tampa, FL	180	6,254,823	6,920,000	1/1/2018	5/1/2018
Aldridge at Town Village	Atlanta, GA	300	10,884,275	10,975,000	11/1/2017	2/28/2018
Bishop Street	Atlanta, GA	232	11,383,876	12,693,457	10/1/2018	12/31/2018
Hidden River	Tampa, FL	300	4,734,960	4,734,960	9/1/2018	12/31/2018
Hidden River Capital	Tampa, FL	—	4,725,266	5,380,000	N/A	N/A
CityPark II	Charlotte, NC	200	3,364,800	3,364,800	5/1/2018	8/31/2018
CityPark II Capital	Charlotte, NC	—	3,396,856	3,916,000	N/A	N/A
Park 35 on Clairmont	Birmingham, AL	271	20,219,632	21,060,160	S + 90 days (3)	S + 150 days (3)
Fort Myers	Fort Myers, FL	224	3,765,396	4,000,000	N/A	N/A
Wiregrass	Tampa, FL	392	5,253,571	14,975,853	S + 90 days (3)	S + 150 days (3)
Wiregrass Capital	Tampa, FL	—	3,338,073	3,744,147	N/A	N/A
360 Forsyth	Atlanta, GA	356	2,622,520	3,225,000	N/A	N/A

Student housing properties:
Haven West	Atlanta, GA	160	6,784,167	6,940,795	N/A	N/A
Haven 12	Starkville, MS	152	5,815,849	6,116,384	9/1/2017	11/30/2017
Stadium Village	Atlanta, GA	198	13,329,868	13,424,995	9/1/2017	11/30/2017
18 Nineteen	Lubbock, TX	217	15,584,017	15,598,352	10/1/2017	12/31/2017
Haven South	Waco, TX	250	15,418,199	15,455,668	10/1/2017	12/31/2017
Haven46	Tampa, FL	158	9,369,251	9,819,662	11/1/2018	1/31/2019
Haven Northgate	College Station, TX	427	53,811,320	64,678,549	10/1/2018	12/31/2018
Lubbock II	Lubbock, TX	140	8,967,201	9,357,171	11/1/2018	1/31/2019
Haven Charlotte	Charlotte, NC	332	196,763	19,581,593	12/1/2019	2/28/2020
Haven Charlotte Member	Charlotte, NC	—	7,240,278	8,201,170	N/A	N/A

New Market Properties:
Dawson Marketplace	Atlanta, GA	—	12,857,005	12,857,005	12/16/2017	12/15/2018

Other:
Crescent Avenue	Atlanta, GA	—	6,000,000	6,000,000	N/A	N/A

		5,895	340,976,151	$400,770,476
Unamortized loan origination fees			(1,550,000)
Carrying amount			$339,426,151

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.
(2) Loan balances presented are principal amounts due.
(3) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% stabilization rate by the underlying property.

FIRST QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 7

Multifamily Communities

					Three months ended March 31, 2017
Property	Location	Number of units		Average unit size (sq. ft.)	Average physical occupancy		Average rent per unit

Lake Cameron	Raleigh, NC	328		940	94.8%		$951
McNeil Ranch	Austin, TX	192		1,071	92.7%		$1,242
Avenues at Cypress	Houston, TX	240		1,166	94.8%		$1,388
Avenues at Northpointe	Houston, TX	280		1,154	93.5%		$1,310
Stoneridge Farms at the Hunt Club	Nashville, TN	364		1,153	92.2%		$1,058
Vineyards	Houston, TX	369		1,122	91.7%		$1,119
Aster at Lely Resort	Naples, FL	308		979	94.2%		$1,380
Venue at Lakewood Ranch	Sarasota, FL	237		1,001	95.3%		$1,556
Citi Lakes	Orlando, FL	346		984	92.2%		$1,333
Lenox Portfolio	Nashville, TN	474		886	96.6%		$1,170

Total/Avg PAC Same Store		3,138			94%

Stone Rise	Philadelphia, PA	216		1,079	93.6%		$1,438
Enclave at Vista Ridge	Dallas, TX	300		1,079	94.4%		$1,164
Summit Crossing	Atlanta, GA	485		1,053	96.0%		$1,109
CityPark View	Charlotte, NC	284		948	—		$1,078
Avenues at Creekside	San Antonio, TX	395		974	—		$1,114
Stone Creek	Houston, TX	246		852	94.7%		$1,026
Overton Rise	Atlanta, GA	294		1,018	93.6%		$1,433
Crosstown Walk	Tampa, FL	342		980	—		$1,208
525 Avalon Park	Orlando, FL	487		1,394	—		$1,316
Sorrel	Jacksonville, FL	290		1,048	94.0%		$1,219
Retreat at Greystone	Birmingham, AL	312		1,100	—		n/a
Broadstone at Citrus Village	Tampa, FL	296		980	—		n/a
Founders Village	Williamsburg, VA	247		1,070	—		n/a

Value-add project:
Village at Baldwin Park	Orlando, FL	528		1,069	—		$1,490

		4,722

Joint venture:
City Vista	Pittsburgh, PA	272		1,023	—		$1,334

Total PAC Non-Same Store		4,994
Stabilized occupancy					94.1%	(1)
Student housing communities:							Average rent per bed
North by Northwest	Tallahassee, FL	219	(2)	1,137	99.7%		$715
Regents on University	Tempe, AZ	225	(2)	1,296	—		—

Total All PAC units		8,576

(1) Excludes average occupancy for student housing communities.
(2) North by Northwest has 679 beds and Regents on University has 640 beds.

For the three-month period ended March 31, 2017, our average physical occupancy was 94.1%. We calculate average physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing four months from the reporting period end date. For the three-month period ended March 31, 2017, our average economic occupancy was 94%. We

FIRST QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 8

define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy), properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects or are adding additional phases (Summit Crossing, Stone Creek, Village at Baldwin Park, 525 Avalon Park and CityPark View). We also exclude properties which are currently being marketed for sale (Stone Rise and Enclave at Vista Ridge).

Capital Expenditures

We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or retail tenants in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

Excluded from these deductions are capital expenditures made in our office and retail portfolios (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts were underwritten into the total investment at the time of acquisition), (iii) property re-developments and repositionings, (iv) building improvements that are recoverable from future operating cost savings, and (v) capital incurred within 12 months prior to the disposition date for any properties sold. The addition of the "first generation" capital expenditures category has impacted the analysis of our retail-related tenant improvements and leasing costs, which were solely included under recurring capital expenditures in prior reporting periods.

For the three-month period ended March 31, 2017, our capital expenditures were as follows:

	Nonrecurring capital expenditures			Recurring capital expenditures
	Budgeted at acquisition	Other	Total		Total

Multifamily Communities:
Summit Crossing	$—	$—	$—	$27,066	$27,066
Stone Rise	—	—	—	11,043	11,043
Ashford Park	—	19,800	19,800	11,208	31,008
McNeil Ranch	—	3,245	3,245	13,708	16,953
Lake Cameron	—	35,000	35,000	50,414	85,414
Stoneridge Farms at the Hunt Club	—	9,408	9,408	41,173	50,581
Vineyards	—	3,798	3,798	45,140	48,938
Enclave	—	14,983	14,983	49,385	64,368
Sandstone	—	—	—	5,938	5,938
Cypress	—	9,643	9,643	25,570	35,213
Northpointe	—	6,383	6,383	30,693	37,076
Lakewood Ranch	—	—	—	8,395	8,395
Aster at Lely	—	—	—	12,404	12,404
CityPark View	—	22,099	22,099	2,094	24,193
Avenues at Creekside	—	—	—	32,470	32,470
Citilakes	—	1,599	1,599	24,704	26,303
Stone Creek	—	—	—	20,119	20,119
Lenox Portfolio	175,974	20,818	196,792	29,211	226,003
Village at Baldwin Park	552,980	—	552,980	33,911	586,891
Crosstown Walk	—	26,757	26,757	8,436	35,193
Overton Rise	10,568	10,000	20,568	13,621	34,189
525 Avalon Park	—	—	—	58,152	58,152
City Vista	—	9,634	9,634	2,645	12,279
Sorrel	229,543	—	229,543	5,543	235,086
Citrus Village	18,152	—	18,152	4,415	22,567
Retreat at Greystone	10,500	—	10,500	—	10,500

	997,717	193,167	1,190,884	567,458	1,758,342

FIRST QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 9

Capital expenditures, continued	Nonrecurring/first generation capital expenditures			Recurring / second generation capital expenditures
	Budgeted at acquisition	Other	Total		Total
Grocery-anchored shopping centers:
Woodstock Crossing	—	2,625	2,625	—	2,625
Parkway Town Centre	—	13,812	13,812	—	13,812
Spring Hill Plaza	—	—	—	17,522	17,522
Deltona Landings	—	9,358	9,358	—	9,358
Sweetgrass Corner	—	—	—	116,942	116,942
Salem Cove	—	—	—	16,687	16,687
Independence Square	—	1,295	1,295	5,144	6,439
Summit Point	—	3,346	3,346	—	3,346
The Overlook at Hamilton Place	—	—	—	5,700	5,700
Wade Green Village	—	3,645	3,645	9,487	13,132
Anderson Central	—	1,880	1,880	1,626	3,506
East Gate Shopping Center	—	4,190	4,190	—	4,190
Fairview Market	—	9,290	9,290	7,041	16,331
Fury's Ferry	—	43,420	43,420	19,466	62,886
Rosewood Shopping Center	—	—	—	1,990	1,990
The Market at Victory Village	—	—	—	2,800	2,800
Lakeland Plaza	—	21,309	21,309	28,364	49,673
Cherokee Plaza	—	16,270	16,270	14,327	30,597
Oak Park Village	—	1,937	1,937	—	1,937
Sandy Plains Exchange	—	2,115	2,115	—	2,115
University Palms	—	—	—	2,076	2,076
Shoppes of Parkland	—	49,070	49,070	6,763	55,833
Champions Village	—	170,017	170,017	—	170,017

	—	353,579	353,579	255,935	609,514

Student Housing:
North by Northwest	308,956	—	308,956	21,490	330,446
Regents on University	—	—	—	1,032	1,032

Office Buildings:
2nd Generation Leasing Capital	—	—	—	—	—
2nd Generation Building Capital	—	—	—	—	—
	—	—	—	—	—

Total	$1,306,673	$546,746	$1,853,419	$845,915	$2,699,334

FIRST QUARTER 2017 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 10

Grocery-Anchored Shopping Center Portfolio

As of March 31, 2017, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Grocery anchor tenant

Woodstock Crossing	Atlanta, GA	1994	66,122	92.6%	Kroger
Cherokee Plaza	Atlanta, GA	1958	102,864	100.0%	Kroger
Lakeland Plaza	Atlanta, GA	1990	301,711	95.2%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853	92.8%	Publix
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	84.4%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784	93.2%	Publix
Summit Point	Atlanta, GA	2004	111,970	81.5%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587	97.3%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978	89.7%	Publix
East Gate Shopping Center	Augusta, GA	1995	75,716	89.5%	Publix
Fury's Ferry	Augusta, GA	1996	70,458	100.0%	Publix
Parkway Centre	Columbus, GA	1999	53,088	97.4%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	100.0%	Publix
Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300	98.5%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	93.6%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720	98.3%	BJ's Wholesale Club
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	100.0%	Publix
University Palms	Orlando, FL	1993	99,172	98.4%	Publix
Champions Village	Houston, TX	1973	383,093	78.9%	Randalls
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Independence Square	Dallas, TX	1977	140,218	88.7%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,287	100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124	98.6%	Bi-Lo
Anderson Central	Greenville Spartanburg, SC	1999	223,211	97.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888	97.4%	Publix
Rosewood Shopping Center	Columbia, SC	2002	36,887	90.2%	Publix
Heritage Station	Raleigh, NC	2004	72,946	100.0%	Harris Teeter
Southgate Village	Birmingham, AL	1988	75,092	100.0%	Publix

			3,295,491	93.4%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of March 31, 2017, our grocery-anchored shopping center portfolio was 93.4% leased. We define percent leased as the percentage of gross leasable area that is leased, including noncancelable lease agreements that have been signed which have not yet commenced.

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Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of March 31, 2017 were:

	Total grocery-anchored shopping center portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	9	23,901	0.8%
2017	52	104,616	3.4%
2018	89	338,808	11.0%
2019	77	639,376	20.8%
2020	69	386,862	12.6%
2021	67	340,938	11.1%
2022	36	159,966	5.2%
2023	6	23,839	0.8%
2024	14	317,813	10.3%
2025	14	212,072	6.9%
2026	5	70,661	2.3%
2027+	18	458,179	14.8%

	456	3,077,031	100.0%

The Company's Quarterly Report on Form 10-Q for the first quarter 2017 will present statements of operations by reportable segment within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations. Included in this disclosure will be revenues and specifically identifiable expenses of New Market Properties, LLC.

Office Building Portfolio

As of March 31, 2017, our office building portfolio consisted of the following properties:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	813,746	98.4%
Brookwood	Birmingham, AL	169,489	100.0%
Galleria 75	Atlanta, GA	110,597	88.0%
		1,093,832	97.6%

The Company's office building portfolio includes the following significant tenants:

	Square footage	Percentage of total SF	Annual base rent
InterContinental Hotels Group	491,408	44.9%	$11,055,116
State Farm Mutual Automobile Insurance Company	183,168	16.7%	$3,205,579
Access Insurance Holdings Inc	77,518	7.1%	$1,042,629
Southern Natural Gas Company	63,113	5.8%	$2,040,303
Surgical Care Affiliates	47,870	4.4%	$1,381,249
	863,077	78.9%

Total office square footage	1,093,832

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The Company's leased square footage of its office building portfolio expires according to the following schedule:

Office Building portfolio
		Percent of
Year of lease expiration	Rentable square	rented
	feet	square feet
2017	40,098	3.8%
2018	26,740	2.6%
2019	13,044	1.2%
2020	91,615	8.7%
2021	215,742	20.5%
2022	7,030	0.7%
2023	34,441	3.3%
2024	19,147	1.8%
2025	47,870	4.6%
2026	—	—%
2027+	554,521	52.8%
	1,050,248	100.00%

Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company’s multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current year reporting period to the prior year comparative period. The Company excludes the same store operating results of properties for which construction of adjacent phases have commenced (the Company holds real estate loans partially supporting additional phases of the CityPark View and Summit Crossing multifamily communities, which are excluded as well). For the periods presented, same store operating results consist of the operating results of the following multifamily communities:

Stoneridge Farms at Hunt Club	Lake Cameron
Vineyards	Aster at Lely
McNeil Ranch	Venue at Lakewood Ranch
Avenues at Cypress	Lenox Portfolio
Avenues at Northpointe	Citi Lakes

Same store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), with a reconciliation following below.

Same Store Net Operating Income

	Three months ended:
	3/31/2017	3/31/16	$ change	% change
Revenues:
Rental revenues	$11,049,371	$10,897,845	$151,526	1.4%
Other property revenues	1,158,547	1,137,611	20,936	1.8%
Total revenues	12,207,918	12,035,456	172,462	1.4%

Operating expenses:
Property operating and maintenance	1,560,491	1,599,207	(38,716)	(2.4)%
Payroll	1,065,204	1,070,668	(5,464)	(0.5)%
Property management fees	485,923	482,228	3,695	0.8%
Real estate taxes	2,019,758	2,149,716	(129,958)	(6.0)%
Other	554,513	522,879	31,634	6.0%
Total operating expenses	5,685,889	5,824,698	(138,809)	(2.4)%

Same store net operating income	$6,522,029	$6,210,758	$311,271	5.0%

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Reconciliation of Same Store Net Operating Income (NOI) to Net Income (Loss)

	Three months ended:
	3/31/2017	3/31/16

Same store net operating income	$6,522,029	$6,210,758
Add:
Non-same-store property revenues	41,591,714	19,980,227
Less:
Non-same-store property operating expenses	15,625,379	8,254,922

Property net operating income	32,488,364	17,936,063
Add:
Interest revenue on notes receivable	7,947,811	6,942,159
Interest revenue on related party notes receivable	4,813,892	2,777,940
Less:
Equity stock compensation	873,102	610,425
Depreciation and amortization	24,826,189	15,346,726
Interest expense	15,008,703	8,894,830
Acquisition costs	9,002	2,763,585
Management fees	4,512,514	2,766,086
Insurance, professional fees and other	858,219	933,601
Gain on sale of real estate	30,724,060	—
Contingent asset management and general and administrative expense fees	(175,082)	(269,601)

Net income (loss)	$30,061,480	$(3,389,490)

Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

Analysts, managers and investors make certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ operating results. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability.

The NAREIT definition of FFO (and the one reported by the Company) is:
Net income/loss:

•	excluding impairment charges on and gains/losses from sales of depreciable property;

•	plus depreciation and amortization of real estate assets and deferred leasing costs; and

•	after adjustments for the Company's proportionate share of unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Core Funds From Operations Attributable to Common Stockholders and Unitholders (“Core FFO”)

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, the Company incurs substantial costs related to property acquisitions, which, prior to 2017, were required to be recognized as expenses when they were incurred. The Company added back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions and beginning January 1, 2016, amortization of loan coordination fees to FFO in its calculation of Core FFO since such costs are not representative of our operating results. The Company also adds back any costs incurred related to the extension of our management agreement with our Manager, realized losses on debt extinguishment and any non-cash dividends in this calculation. Core FFO figures reported by us may not be comparable to those Core FFO figures reported by other companies.

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We utilize Core FFO as a measure of the operating performance of our portfolio of real estate assets. We believe Core FFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. Core FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

AFFO makes further adjustments to Core FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

Core FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;
• depreciation and amortization of non-real estate assets;
• net loan fees received; and
• accrued interest income received;

Less:
• non-cash loan interest income;
• cash paid for pursuit costs on abandoned acquisitions;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.    FFO,Core FFO, and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Same Store Net Operating Income (NOI)

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types, or membership or partnership interests in other

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income-producing property types as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At March 31, 2017, the Company was the approximate 96.8% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

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